UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1

Amendment No.1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

SELGA INC.

(Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5500 (Primary Standard Industrial Classification Number)	27-1368734 (IRS Employer Identification Number)

3201 Henderson Mill Rd., #27D

Atlanta ,Georgia 30341

(404) 312-7816

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

Business Filings Incorporated

6100 Neil road suite 500, Reno NV 89511

(608) 827-5300

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   x

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If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    x

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	6,000,000	$0.01	$60,000	$4.28

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SELGA INC.

6,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Selga Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 6,000,000 shares of common stock at a fixed price of $.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Olegs Petusko, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Petusko will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the Selga Inc. decides to do so, or (ii) when the offering is fully subscribed for.  We may, at our discretion, extend the offer up to an additional two (2) years from the date this offering is declared effective.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.01	Not Applicable	$60,000
Total	$0.01	Not Applicable	$60,000

Selga Inc. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Selga Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF SELGA INC.’S COMMON STOCK..

  NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED April 6, 2010

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
DESCRIPTION OF BUSINESS	18
LEGAL PROCEEDINGS	21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	21
EXECUTIVE COMPENSATION	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
PLAN OF DISTRIBUTION	24
DESCRIPTION OF SECURITIES	25
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	25
LEGAL MATTERS	25
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
INDEX TO THE FINANCIAL STATEMENTS	26

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “SELGA INC.” REFERS TO SELGA INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

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SELGA INC.

We are a development stage company which is in the business of selling new and used automobiles.  Selga Inc. was incorporated in Nevada on November 9, 2009. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history. Our principal executive offices are located at 3201 Henderson Mill Rd., #27D, Atlanta, Georgia 30341.  Our phone number is (404) 312-7816.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (November 9, 2009) through the year ended December 31, 2009, reports no revenues and a net loss of $170.  Our independent registered public accountant has issued an audit opinion for Selga Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Selga Inc. started operations in the business of selling new and used automobiles on November 9, 2009. Our plan is to purchase cars at auctions and from private parties and resell them.  We have developed our business plan, and entered into an agreement dated January 9, 2010, with Selga Auto LLC, an entity affiliated with our sole officer and director, Olegs Petusko. Under the terms of the agreement,, Selga Auto LLC, for a term of six months, has agreed to act as our buying agent  at two car auctions for a fee of $300 per each automobile purchased with Selga Auto LLC’s assistance.  Selga Inc. has purchased one automobile to date.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Selga Inc.
Securities Being Offered:	6,000,000 shares of common stock
Price Per Share:	$0.01
Duration of the Offering:

The offering shall terminate on the earlier of (i) the date when the sale of all 6,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part.  The Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net Proceeds	$50,000
Securities Issued and Outstanding:	There are 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President, Secretary, Olegs Petusko.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from   November 9, 2009 (Inception) to December 31, 2009.

Financial Summary	December 31, 2009 ($)
Cash and Deposits	10,000
Total Assets	10,000
Total Liabilities	170
Total Stockholder’s Equity	9,830

Statement of Operations	Accumulated From November 9, 2009 (Inception) to December 31, 2009 ($)
Total Expenses	170
Net Loss for the Period	(170)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on November 9, 2009 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful.   Potential investors should be aware of the difficulties normally encountered by new automobile sales companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  Prior to having an inventory of automobiles to sell, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

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WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of operating a business selling automobiles.  We will need the funds from this offering to commence activities that will allow us to begin seeking financing of our business plan.  As of December 31, 2009, we had cash in the amount of $10,000 and liabilities of $170.  As of this date, we have had limited operations and no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $170 for the period from our inception on November 9, 2009 to the year ended December 31, 2009, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our acquisition development, and management of real and intangible property and the provision of expertise. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Chang G. Park, CPA, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Selga Inc. is suitable.

We require minimum funding of approximately $60,000 to conduct our proposed operations for a minimum period of one year. Expenditures over the next 12 months are therefore expected to exceed the sum of both our cash on hand and amount to be raised in this offering. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Olegs Petusko, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

If we are successful in raising the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

BECAUSE WE PLAN TO EXPORT AUTOMOBILES OVERSEAS, WE COULD BE AFFECTED BY DISRUPTIONS IN DELIVERY.

Because we intend to export used and new cars and deliver them directly to our potential customers at foreign ports, we believe that disruptions in shipping deliveries may affect us.  Deliveries of our products may be disrupted through factors such as:

(i) work stoppages, strikes and political unrest;

(ii) problems with ocean shipping, including work stoppages and shipping container shortages;

(iii) increased inspections of import shipments or other factors causing delays in shipments; and

(iv) economic crises, international disputes and wars.

Any of the foregoing disruptions could disrupt our operations and lead to a complete loss of your investment.

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IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase any automobiles from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.   You are likely to lose your entire investment if we cannot sell automobiles at prices which generate a profit.

THE AUTOMOTIVE RETAILING INDUSTRY IS CYCLICAL AND IS SENSITIVE TO CHANGING ECONOMIC CONDITIONS; WE ARE IN THE MIDST OF AN INDUSTRY AND GENERAL ECONOMIC SLOWDOWN OR RECESSION THAT COULD MATERIALLY ADVERSELY IMPACT OUR BUSINESS.

Sales of motor vehicles historically have been subject to substantial cyclical variation characterized by periods of oversupply and weak demand.  We believe that many factors affect the industry, including consumer confidence in the economy, the level of personal discretionary spending, interest rates, fuel prices, credit availability and unemployment rates.  At this time, we cannot predict the severity or duration of the slowdown and we cannot assure that our business will not be materially adversely affected if it continues or worsens.  Accordingly, you are likely to lose your entire investment if the current slump in automobile sales continues.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment.  Our competition includes small and midsized companies, and many of them may sell the same or similar makes of new and used vehicles in our markets at competitive prices. Other competitors include private market buyers and sellers of used vehicles and used vehicle dealers. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

WE MAY BE SIGNIFICANTLY AFFECTED BY CHANGING RETAIL PRICES.

Any significant changes in retail prices for used and new vehicles could reduce our sales and margins.  If any of our competitors seek to gain or retain market share by reducing prices for used or new vehicles, we would likely reduce our prices in order to remain competitive, which could result in a decrease in our sales and profitability and require a change in our operating strategies.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Olegs Petusko, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Petusko to our company could negatively impact our business development.

In addition to his duties as the sole officer and director of Selga Inc., Mr. Petusko also currently operated Selga LLC, a business he owns with one other person.  Mr. Petusko currently devotes approximately twenty hours per week to Selga LLC.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 62.5% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Petusko, our sole officer and director, will own 62.5% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Petusko may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

We will endeavor to source our potential clients around the world, so we are likely to be affected by changes in foreign exchange rates.  To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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 WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Selga Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $8,500 cost of this registration statement to be paid from existing cash on hand.  If necessary, Olegs Petusko, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $60,000 as anticipated.

	$30,000	$60,000
Gross proceeds	$30,000	$60,000
Legal and Professional fees	$10,000	$10,000
Net proceeds	$20,000	$50,000

The net proceeds will be used as follows:

Website development	$4,000	$5,000
Marketing and advertising	$2,000	$5,000
Establishing an office	$3,000	$5,000
Inventrory of cars	$8,000	$20,000
Salaries/Independent Contractor Fees $		$10,000
Other Expenses	$3,000	$5,000

The above figures represent only estimated costs.  We will establish a separate bank account and all proceeds will be deposited into that account.  If necessary, Olegs Petusko, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity since the Company’s inception on November 9, 2009.  Olegs Petusko, the Company’s sole officer and director, paid $.001 per share for the 10,000,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2009, the net tangible book value of our shares of common stock was $9,830 or approximately $ 0.001 per share based upon 10,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 16,000,000 shares to be outstanding will be $59,830 or approximately $0.0037 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0027 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0037per share.

 After completion of this offering, if 6,000,000 shares are sold, investors in the offering will own 37.5% of the total number of shares then outstanding for which you will have made cash investment of $60,000, or $0.01 per share. Our existing stockholders will own 62.5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $10,000.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 13,000,000 shares to be outstanding will be $29,830, or approximately $0.0023 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0013 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0023 per share.

After completion of this offering investors in the offering will own approximately 23.08% of the total number of shares then outstanding for which you will have made cash investment of $30,000, or $0.01 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash totaling $10,000.00 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$50,000
Net tangible book value per share after offering	$0.0037
Increase to present stockholders in net tangible book value per share
after offering	$0.0027
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	16,000,000
Percentage of ownership after offering	62.50%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.01
Dilution per share	$0.0063
Capital contributions	$60,000
Number of shares after offering held by public investors	6,000,000
Percentage of capital contributions by existing shareholders	14.29%
Percentage of capital contributions by new investors	85.71%
Percentage of ownership after offering	37.50%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0077
Capital contributions	$30,000
Percentage of capital contributions by existing shareholders	25%
Percentage of capital contributions by new investors	75%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	23.08%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $10,000 as of December 31, 2009.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Olegs Petusko, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Petusko, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $60,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

Plan of Operation

We believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell automobiles. Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

ESTABLISH OUR OFFICE

Time Frame: 1st -2nd month

Cost: $3,000-$5,000

Upon the completion of the offering, we plan to expand our office and acquire the necessary equipment we need to expand operations. We will spend our “office” budget on purchasing computers, office furniture and miscellaneous office supplies.  Our sole officer and director will handle our administrative duties.

DEVELOP OUR WEBSITE

Time Frame:  2nd-4th month

Cost: $4,000-$5,000

After our office is established we plan to develop a website where we can list and advertise our cars. Our director, Olegs Petusko will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to develop our website to advertise our cars. We do not have any written agreements with any web designers at current time.  Our website will display information about us, our services, information about different models, and other information.  We plan to subscribe for a website search optimizing service to increase the frequency our website is displayed to our potential customers when they search for key words such as: “cars”, “US”, “export”, “import”.

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DEVELOP AND IMPLEMENT MARKETING STRATEGY

Time Frame: 5th-8th months, and ongoing thereafter

Cost: $2,000-$5,000

Once we have developed our website we plan to initiate our marketing campaign. Our president, Olegs, Petusko will advertise our cars and our services through his contacts that he has developed by working in the car industry which include his previous clients and other car dealers.  Besides selling our cars to private buyers, we will also attempt to conclude agreements with overseas dealers with view to sell our cars to them. Our goal is conclude at least two agreements with companies or car dealers which will purchase our cars before moving on to our next activity.

Our strategy is to use the internet to advertise our services. We plan to advertise our services and our cars for sale on the following websites: www.ebay.com, www.craigslist.org, and www.autotrader.com. Our advertising budget will be spent on paying for any online advertising, long distance phone calls, designing and printing of business cards and traveling expenses.

HIRE SALES ASSOCIATES

Time Frame: 8th-9th month

Cost: $10,000

If we sell 100% of the shares offered we plan to hire additional sales associates to assist advertising our product. The job of such sales persons will to find additional customers for us.

PURCHASE INVENTORY OF CARS

Time Frame: 9th -12th months

Cost: $8,000-$20,000

We plan to purchase cars with funds allocated to “Inventory of cars”. Our plan to purchase cars costing approximately $4,000-- $6,000 each. This would mean that our initial car inventory will consist of minimum of one car to maximum of five cars. Our main source of cars will be well known, established, auctions such as www.manheim.com, www.ove.com, and www.adessa.com. We will use Selga Auto LLC as our buying agent for purchasing cars at such auctions. Our working terms with Selga Auto LLC are specified in the agreement filed with this registration statement. Once we have purchased these cars, we will immediately list them on our website and begin selling them.

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we should be in full operation and selling our product within 12 months of completing our offering. Until we start to sell our cars, we do not believe that our operations will be profitable. If we are unable to attract customers to buy our product we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our copmany.

Olegs Petusko, our president will be devoting approximately 50% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Petusko has agreed to commit more time as required. Because Mr. Petusko will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

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Results of operations

From Inception on November 9, 2009 to December 31, 2009

During the period we incorporated the company, prepared a business plan and executed an Agreement with Selga-Auto LLC. Our loss since inception is $170 for filing costs related to the incorporation of the Company.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 10,000,000 shares of common stock to our sole officer and director for net proceeds of $10,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2009, the Company had $10,000 cash and our liabilities were $170, comprising $170 owed to Olegs Petusko, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational for longer than 9 months.

Since inception, we have sold 10,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $10,000.

To meet a small part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Olegs Petusko, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $15,000.

Management believes that if subsequent private offerings of our equity or debt securities generate sufficient funds so that we can complete our development program, we will likely generate revenue in the fall of 2012. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

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We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the automobile sales market pose the most significant challenges to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

Selga Inc. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

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 FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on November 9, 2009.  We are in the business of buying and selling automobiles in North America and overseas.  We plan to purchase our cars primarily at dealer-auctions and sell them to private buyers or other car dealers.  We plan to develop a website that will display a variety of new and used cars and their prices in US market, and will advertise our services and fees.  We have not generated any revenues and the only operation we have engaged in to date is purchasing one car from Selga Auto LLC and executing an agreement with Selga Auto LLC, an entity affiliated with our sole officer and director.  Our principal office address is located at 3201 Henderson Mill Rd., #27D, Atlanta Georgia 30341.  Our telephone number is (404) 312-7816.  Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations.  We are a development stage company and have not earned any revenue.  It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Product

We are in the business of buying and selling automobiles in North America and overseas. Our director, Olegs Petusko, has worked as an independent car dealer prior to our inception. We will rely on his knowledge and expertise of the car industry in conducting our operations.  Our service will include, checking the condition of the car, shipping and handling and custom clearing if needed.  Depending on the number of shares that we sell from this offering, we plan to keep a small inventory of cars.  This inventory will consist of most popular models with highest turnover rate.  We will display the cars that we own on our website.  Our customers will be able to select a car on our website according to their budget and preferences.  Our customers will also be able to order cars which are not displayed on our website by specifying the make, model and year. When we do not have the car that our client wants, we will search for it in car auctions and through network of other car dealers.

We plan to offer our used cars at price marked-up from 10% to 20% of our cost. Our customers will be asked to pay us the full price in advance. There is no guarantee that our customer will pay the full purchase price in advance.  In some cases we will ask for lower advance payments and the remainder during 7 days after the product is loaded and left a sea port.  When we do not have a particular car in inventory, we will generally ask our client for prepayment before purchasing the car on their behalf.  Some of our clients may not want to prepay for the car and consequently we may lose their business.  To be able to extend credit payment terms to more customers we may need to raise additional funds.  If we are not able to raise the additional funds our business may fail.  Also, there is no guarantee that we will receive desired commission payment and may have to lower our prices of cars, resulting in diminished profits or loses.

When we do not take prepayment and buy cars at our own expense, there a chance that we do not sell them for a extended period of time or never at all, which will result in loss of revenue and disruption of our business.

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Car auctions

We plan to use car auctions as a main source for buying our cars.  Car auctions are a method of selling new, and most often, used vehicles based on auction system. Auto auctions can be found in most nations, but are often unknown to most people. In the US, auto auctions are relatively unknown to the public at large, but play a major role as a wholesale market for second-hand vehicles.  Most car auctions are closed auctions, meaning only dealers can use them.  There are also auctions that are open to the public.  We believe that these auctions are a primary outlet for financial services firms to dispose of their large volume of off-lease returns, for rental and other companies to sell off their aging fleets and for car dealerships to dump trade-ins or other unwanted inventory. Some auctions in the United States are used by banks, the IRS, and other government agencies to sell vehicles that were repossessed for failure to make monthly payments or pay taxes, or were seized by the FBI, DEA, or the police.  Also, there are some that sell US Government vehicles. Finally, there are those catering to the salvage market where insurance companies sell totaled vehicles. Online auto auctions are also growing in popularity.  One of the most popular online car auctions is eBay.  On eBay Motors, any user can create an account and put their vehicle(s) up for auction.  There is usually a small fee associated with selling your vehicle on eBay.

Clean Title Cars

We plan to buy our cars mostly from well known, established, auctions such as www.manheim.com, www.ove.com, and www.adessa.com.  We believe that these companies are reputable, dependable and guarantee the title of their cars. There are a number of smaller independent auctions which do not have internet bidding systems and can have lower prices due to smaller client base.  We may also purchase our cars from private sellers.  When purchasing cars from private sellers or from smaller independent auctions, we plan to carefully check the title of the cars. We plan to use services provided by Carfax (www.carfax.com ) and Autocheck (www.autocheck.com ) to verify the vehicle title and mileage.

Salvage Title Car Auctions

Salvage car auctions will not be our main source of buying cars but we will offer this service to our clients upon request. Salvage Title is an automobile title with a notation that the vehicle has been damaged in excess of approximately 70% of its pre-accident market value. The exact percentage depends on the insurance provider and any applicable laws and regulations. ”Salvage” classification is applied to a title when an insurance company pays a total-claim on a vehicle, and then sells the vehicle at an auction center. Having a "Salvage" or "Junk" title applies to the United States and Canada. All vehicles imported or exported to other countries will automatically obtain a "Clean" title, even if they have been involved in an accident. Salvage titled cars are usually less expensive since North American buyers prefer non salvage cars. Main salvage auctions are: COPART(www.copart.com), IAA(iaa.com), SADISCO(www.sadisko.com), VERASTAR(www.verastar.com).  Salvage cars always need to be rebuilt. It’s usually cheaper to rebuild them outside US due to reduced labor cost.  Our service will include purchasing the salvage car, shipping and handling and customs clearing. We will require pre-payment for salvage car purchases.

Agreement with Selga Auto LLC

Selga Inc. will use Selga Auto LLC as its buying agent to purchase automobiles.  Selga Auto LLC was founded by and controlled by Olegs Petusko, our sole officer and director, and a business partner of Mr. Petusko’s.   Selga Auto LLC has a registered car dealer license which will allow us to purchase cars at various auctions which are limited to registered car dealers only.  Obtaining this license is costly and time consuming.  Selga Auto LLC has also established a credit history with many auctions which makes it easier to bid for cars without tying up funds.  According to the agreement, dated January 9, 2010, Selga Auto LLC has agreed to purchase cars on our behalf, for a term of six month, at two dealer-auctions for a flat fee of $300 per car.  The terms of agreement with Selga LLC was as fair to the Company, in the opinion of the board of directors, as if it could have been made with an unaffiliated third party.

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Marketing Our Services

We intend to rely on our sole officer and director, Olegs Petusko to market our services and products. We intend to hire an outside web designer to assist us in designing and building our website. We will display the cars and their prices which will be available for purchase on our web site. We will market and advertise our web site to find potential clients and also promote our services through the network of our director’s contacts in automobile industry. We plan to advertise our services and our cars for sale on the following websites:

• www.ebay.com -cars are sold in online auction to the highest bidder

• www.craiglist.org  -popular online classifieds website where cars can be advertised for sale for free

• www.autotrader.com/www.cars.com -popular online websites where dealers and private sellers can advertise their autos for small fee

Shipping and Handling

We are planning to use ATLglobal Shipping (www.atlglobal.us ) for our shipping and handling needs.  ATL Global Shipping has agreed to deliver our cars to our clients.  Some of their duties will include: secure loading cars into container, preparing paper work for customs and customs clearance.  Our agreement with ATLglobal Shipping is verbal only.

Competition

There are few barriers of entry in the car business and level of competition is extremely high. There are many domestic and international car dealers and dealership companies which are licensed and able to purchase car at auctions and sell to their clients. We will be in direct competition with them. Many large car dealerships have greater financial capabilities than us and will be able to provide more favorable credit terms to the buyers of automobiles. Many of these companies may have a greater, more established customer base than us.  We will likely lose business to such companies. Also, many of these companies will be able to afford to offer greater price discounts than us which may also cause us to lose business. In addition, we will be competing with unlicensed private sellers of cars, who can sell their cars with relative ease by listing it on websites such www.craigslist.org, www.ebay.com, and www.autotrader.com.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees.  Olegs Petusko, our sole officer and director, in a non-employee officer and director of the Company.  We intend to hire employees on an as needed basis.

Offices

Our business office is located at 3201 Henderson Mill Rd., #27D, Atlanta, Georgia 30341.  This is the office provided by our Sole Officer and Director, Olegs Petusko.  Our telephone number is (404) 312-7816.  We do not pay any rent to Mr. Petusko and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere.  As of the date of this prospectus, we have not sought or selected a new office sight.

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Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Olegs Petusko 3201 Henderson Mill Rd., #27D Atlanta, Georgia 30341	39	President, Secretary, Treasurer and Director

Olegs Petusko has acted as our President, Secretary, Treasurer and sole Director since our incorporation on November 9, 2009.   Since November 2004, Mr. Petusko has been in the business of purchasing and reselling automobiles through Selga Auto LLC, a registered car dealer located in the State of Georgia whom he controls with one other partner.  Mr. Petusko attended Riga Technical College in 1987 and 1988.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Olegs Petusko, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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SIGNIFICANT EMPLOYEES

We have no employees.  Our sole officer and director, Olegs Petusko, is an independent contractor to us and currently devotes approximately twenty hours per week to company matters.  After receiving funding pursuant to our business plan Mr. Petusko intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

 We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal independent contractor or consulting agreements in place.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on November 9, 2009 until December 31, 2009:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Olegs Petusko, President, Treasurer and Secretary	November 9, 2009 to December 31, 2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Petusko currently devotes approximately twenty hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Selga Inc. will use Selga Auto LLC as its buying agent to purchase automobiles.  Selga Auto LLC was founded by and controlled by Olegs Petusko, our sole officer and director, and a business partner of Mr. Petusko’s.   Selga Auto LLC has a registered car dealer license which will allow us to purchase cars at various auctions which are limited to registered car dealers only.  Obtaining this license is costly and time consuming.  Selga Auto LLC has also established a credit history with many auctions which makes it easier to bid for cars without tying up funds.  According to the agreement, Selga Auto LLC has agreed to purchase cars on our behalf at two dealer-auctions for a flat fee of $300 per car.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

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Director Compensation

The following table sets forth director compensation as of December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Olegs Petusko	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Olegs Petusko will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Selga Inc. will use Selga Auto LLC as its buying agent to purchase automobiles.  Selga Auto LLC was founded by and controlled by Olegs Petusko, our sole officer and director, and a business partner of Mr. Petusko’s.   Selga Auto LLC has a registered car dealer license which will allow us to purchase cars at various auctions which are limited to registered car dealers only.  Obtaining this license is costly and time consuming.  Selga Auto LLC has also established a credit history with many auctions which makes it easier to bid for cars without tying up funds.  According to the agreement, Selga Auto LLC has agreed to purchase cars on our behalf at two dealer-auctions for a flat fee of $300 per car.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 31, 2009 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Olegs Petusko 3201 Henderson Mill Rd., #27D Atlanta, Georgia 30341	10,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on December 31, 2009.  As of December 31, 2009, there were 10,000,000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

Selga Inc. has 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 6,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Olegs Petusko will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Petusko is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Petusko will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Petusko is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Petusko will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Petusko will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Selga Inc. will receive all proceeds from the sale of the 6,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.01 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Selga Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Selga Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,500.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2009, there were 10,000,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Selga Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Offices of Thomas E. Puzzo, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Chang G. Park, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Chang G. Park, CPA, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Chang G. Park, CPA (PCAOB Registered)

     Our financial statements from inception to December 31, 2009, immediately follow:

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Chang G. Park, CPA, Ph. D.

t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92128t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Selga Inc.

We have audited the accompanying balance sheet of Selga Inc. (the “Company”) as of December 31, 2009 and the related statement of operation, changes in shareholders’ equity and cash flow for the period from November 7, 2009 (inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Selga Inc. as of December 31, 2009, and the result of its operation and its cash flow for the period from November 31, 2009 (inception) to December 31, 2009 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations and no operation raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park

____________________

CHANG G. PARK, CPA

January 9, 2010

San Diego, CA. 91910

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SELGA INC (A Development Stage Company) Balance Sheet
Assets
December 31, 2009
Current Assets
Cash	$10,000
Total Current Assets	10,000
Total Assets	$10,000
Liabilities and Stockholders’ Equity (deficit)
Current Liabilities
Loan from Director	$170
Total Current Liabilities	170
Stockholders’ Equity (deficit)
Common stock, $0.001par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(170)
Total stockholders’ equity (deficit)	9,830
Total liabilities and stockholders’ equity (deficit)	$10,000
The accompanying notes are an integral part of these financial statements.

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SELGA INC. (A Development Stage Company) Statement of Operations
From Inception on November 9, 2009 to December 31, 2009
Expenses
General and Administrative Expenses	$170
Net (loss) from Operation before Taxes	(170)
Provision for Income Taxes	0
Net (loss)	$(170)
(Loss) per common share – Basic and diluted	$(0.00)
Weighted Average Number of Common Shares Outstanding	1,509,434
The accompanying notes are an integral part of these financial statements.

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SELGA INC. (A Development Stage Company) Statement of Stockholders’ Equity From Inception on November 9, 2009 to December 31, 2009
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception on November 9, 2009
December 24, 2009
Common shares issued for cash at $0.001	10,000,000	$10,000	$ -	$ -	$ 10,000
Net (loss)				(170)	(170)
Balance as of December 31, 2009	10,000,000	$ 10,000	$ -	(170)	$ 9,830

The accompanying notes are an integral part of these financial statements.

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SELGA INC. (A Development Stage Company) Statement of Cash Flows
		From Inception on November 9, 2009 to December 31, 2009
Operating Activities
Net (loss)		$(170)
Net cash (used) for operating activities		(170)
Financing Activities
Loans from Director		170
Sale of common stock		10,000
Net cash provided by financing activities		10,170
Net increase (decrease) in cash and equivalents		10,000
Cash and equivalents at beginning of the period		0
Cash and equivalents at end of the period		$10,000

Supplemental cash flow information:

Cash paid for:

Interest		$-
Taxes		$-

Non-Cash Activities	$
The accompanying notes are an integral part of these financial statements. F-5

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SELGA INC.

(A Development Stage Company)

Notes To The Financial Statements

December  31, 2009

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Selga Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on November 9, 2009.  The Company is in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities and intends to commence operations in the business of exporting new and used cars from United States to South America, Europe and Africa.  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, November 9, 2009 through December 31, 2009 the Company has accumulated losses of $170.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $170 as of December 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at the date of the  financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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SELGA INC.

(A Development Stage Company)

Notes To The Financial Statements

December  31, 2009

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Financial Instruments

The carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation, using the fair value method. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

 Income taxes are accounted for under the assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share.  ASC 260 specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  The Company has adopted the provisions of ASC 260 effective February 25, 2005 (inception).

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Fiscal Periods

The Company's fiscal year end is December 31.

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SELGA INC.

(A Development Stage Company)

Notes To The Financial Statements

December  31, 2009

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Subsequent Events

We evaluated events occurring between the end of our fiscal year, December 31, 2009 and January 9, 2010 when the financial statements were issued.

Recent Accounting Pronouncements

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 165, “Subsequent Events,” (“SFAS No. 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 applies to both interim financial statements and annual financial statements. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. SFAS 165 does not have a material impact on our financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, “Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140,” (“SFAS 166”). SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company will adopt SFAS 166 in fiscal 2010. The Company does not expect that the adoption of SFAS 166 will have a material impact on the financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, “Amendments to FASB Interpretation No. 46(R),” (“SFAS 167”). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt SFAS 167 in fiscal 2010. The Company does not expect that the adoption of SFAS 167 will have a material impact on the financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles,” (“SFAS 168”). SFAS 168 replaces FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles”, and establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”). SFAS 168 is effective for interim and annual periods ending after September 15, 2009. The Company uses the new Codification when referring to GAAP in its annual report on Form 10-K for the year ending December 31, 2009.

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SELGA INC.

(A Development Stage Company)

Notes To The Financial Statements

December  31, 2009

NOTE 4 - COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. On December 24, 2009, the Company issued 10,000,000 shares  of  common stock at a price of $0.001 per share for total cash proceeds of $10,000.

During the period November 9, 2009  (inception)  to December 31, 2009, the Company  sold  a  total of 10,000,000 shares of common stock  for  total  cash proceeds  of  $10,000.

NOTE 5 - INCOME TAXES

As of December 31, 2009, the Company had net operating loss carry forwards of $170 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 6 - RELATED PARTY TRANSACTONS

On November 9, 2009, related party had loaned the Company $170.  The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 – SUBSEQUENT EVENTS

On January 6th, 2010 the Company purchased a car for US$5,500 from Selga Auto LLC.

On January 9th, 2010 the Company entered into Agreement with Selga Auto LLC. Selga Inc will use Selga Auto LLC as its buying agent. According to the agreement, Selga Auto LLC has agreed to purchase cars on our behalf at two dealer-auctions for a flat fee of $300 per car.

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PROSPECTUS

6,000,000 SHARES OF COMMON STOCK

SELGA INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2010, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$3.35
Printing Expenses	$96.65
Accounting Fees and Expenses	$600.00
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$1,300.00
TOTAL	$8,500.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Selga Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Selga Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On December 24, 2009, Selga Inc. offered and sold 10,000,000 share of common stock to our sole officer and director, Olegs Petusko, for a purchase price of $0.001 per share, for aggregate offering proceeds of $10,000.  Selga Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated January 9, 2010, by and between the Selga Inc. and Selga LLC*
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent of Chang Park, CPA (3)

* Previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Atlanta, Georgia on April 6, 2010.

SELGA INC.

By:	/s/	Olegs Petusko
	Name:	Olegs Petusko
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Olegs Petusko, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Selga Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Olegs Petusko
Olegs Petusko	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	April 6, 2010

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated January 9, 2010, by and between the Selga Inc. and Selga LLC*
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of Chang Park, CPA

* Previously filed

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